EXHIBIT 2

LETTERS TO SHAREHOLDERS

@	Fight Letter – January 22, 2013

PRESS RELEASES

2012

Title	Release Date

Fight Letter Press Release	January 22, 2013

SandRidge Related – Party Land Transactions	January 23, 2013

PRESENTATIONS

2012

Title	Release Date

SandRidge Related – Party Land Transactions	January 23, 2013

Supporting Documents	Release Date

Alfalfa – Feb 2012 – TLW to WCT	January 22, 2013

Alfalfa – Aug 2008 – Melvin Joy to TLW	January 22, 2013

Alfalfa – Aug 2012 – WCT to SD	January 22, 2013

Barber – Index – 08-31S-10W	January 22, 2013

Barber – Jun 2011 – Bent Tree to WCT	January 22, 2013

Barber – Jul 2011 – Continental to SD	January 22, 2013

Barber – Oct 2011 – WCT to Shell	January 22, 2013

Cowley – Index – 35-32-6	January 22, 2013

Finney – Index – Dudley to SD, Sullivan to WCT	January 22, 2013

Pawnee – Apr 2010 – Families to WCT	January 22, 2013

Pawnee – Jun 2010 – Jackfork to WCT	January 22, 2013

Pawnee – Sep 2010 – Jackfork to WCT	January 22, 2013

Pawnee – Oct 2010 – WCT to SD	January 22, 2013

Pawnee – Nov 2010 – Berry to WCT	January 22, 2013

Pawnee – Jan 2011 – WCT to SD	January 22, 2013

Sherman – Index – 28-08S-37W	January 22, 2013

Sherman – Mar 2012 – Stable to SD	January 22, 2013

Sherman – Apr 2012 – Bent Tree to WCT (#1)	January 22, 2013

Sherman – Apr 2012 – Bent Tree to WCT (#2)	January 22, 2013

Sherman – Jul 2012 – Bent Tree to WCT	January 22, 2013

Thomas – Index – Bent Tree to WCT and 192	January 22, 2013

Thomas – Index – Manhattan EnergyOne to SD	January 22, 2013

Wallace – Mar 2012 – Stable to SD	January 22, 2013

Wallace – Aug 2012 – Continental to WCT	January 22, 2013

Woods – Index – 16-28N-14W	January 22, 2013

Woods – May 2005 – Edwin Herslee to TLW	January 22, 2013

Woods – Apr 2007 – TLW to SD	January 22, 2013

Woods – Apr 2007 – TLW to WCT	January 22, 2013

Woods – Oct 2007 – TLW to WCT	January 22, 2013

Woods – Oct 2008 – WCT to SD	January 22, 2013

Woods – Nov 2011 – TLW to WCT	January 22, 2013

Woods – Apr 2012 – WCT to Schree Ward	January 22, 2013

Woods – May 2012 – Noble 1-16 spud	January 22, 2013

Woods – May 2012 – WCT to SD	January 22, 2013